EXHIBIT 99.1

NEWS RELEASE

For release March 10, 2006

Contact: John T. Hillman @ 310/255-4438 or 310/255-4493

ANWORTH MORTGAGE ASSET CORPORATION REPORTS
EARNINGS OF $0.00 PER SHARE FOR FOURTH QUARTER OF 2005

          SANTA MONICA, California – (March 10, 2006) – For the fourth quarter ended December 31, 2005 and based on a weighted average of 46.1 million fully diluted shares outstanding, Anworth Mortgage Asset Corporation (NYSE: ANH) announced today unaudited net income of $25 thousand, or $0.00 net income per share available to common stockholders.

          Agency mortgage-backed securities held at December 31, 2005 were approximately $4.52 billion and were allocated as follows:  33% agency ARMs, 57% agency hybrid ARMs, 10% agency fixed-rate mortgage-backed securities and less than 1% agency floating-rate CMOs.

          At December 31, 2005, the weighted average coupon of the agency mortgage-backed securities was 4.73% and the quarter end unamortized premium was $84 million, or 1.8% of the par value.  During the quarter, the expense of amortizing the agency securities premium (based on prepayments and scheduled payments) was $9.5 million, compared to $11.6 million during the third quarter of 2005. During the quarter ended December 31, 2005, the constant prepayment rate (“CPR”) of the agency mortgage-backed securities was 32% and the CPR of the adjustable-rate and hybrid adjustable-rate agency mortgage-backed securities was 33%.  For the agency ARM and hybrid assets, the weighted average term to the next interest rate reset date was 22 months.  During the quarter ended December 31, 2005, the CPR of the mortgage-related assets held by Belvedere was 34% and the weighted average coupon on its mortgage-related assets was 5.12%. The average cost of Belvedere’s mortgage-related assets was 101.8%.

          Relative to the Company’s agency MBS portfolio at quarter end, the outstanding repurchase agreement balance was $4.1 billion with an average interest rate of 3.99% and an average maturity of 126 days.  After adjusting for collateralized interest rate swap transactions, the average interest rate was 3.90% with an average maturity of 213 days.  For the quarter ended December 31, 2005, the yield on average agency earning assets after amortization of premium was 3.74%, while the average cost of funds was 3.71%, resulting in an interest rate spread of 0.03%.

          During the fourth quarter of 2005, Anworth’s average equity investment in Belvedere Trust, or Belvedere, was $100 million.  At quarter end, Belvedere’s residential mortgage loans held for securitization were $613 thousand and securitized mortgage loans were $2.50 billion.  Belvedere lost $651 thousand during the fourth quarter, which includes the write-off of their offering costs of $725 thousand. At December 31, 2005, the average FICO score of its loan portfolio was 725 and the average LTV was 72%.

          Total stockholders’ equity at December 31, 2005 was $483 million, consisting of preferred stockholders’ equity of approximately $47 million and common stockholders’ equity of approximately $436 million.  The common stockholders’ equity resulted in a book value per share of $9.61 based on 45.4 million shares of common stock outstanding at December 31, 2005.

          Average common stockholders’ equity for the quarter was $448 million.

About Anworth Mortgage Asset Corporation

          Anworth is a mortgage real estate investment trust (REIT) which invests in mortgage assets, including mortgage pass-through certificates, collateralized mortgage obligations, mortgage loans and other real estate securities.  Anworth generates income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings.  Through its wholly-owned subsidiary, Belvedere Trust Mortgage Corporation, Anworth also invests in high quality jumbo adjustable-rate mortgages and finances these loans though securitizations.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

          This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, increases in default rates of the mortgage loans acquired by our mortgage loan subsidiaries, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management’s ability to manage our growth. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:
Anworth Mortgage Asset Corporation
John T. Hillman
(310) 255-4438 or (310) 255-4493

ANWORTH MORTGAGE ASSET CORPORATION

CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2005	December 31, 2004

	(unaudited)	(audited)
ASSETS
Agency mortgage-backed securities:
Agency mortgage-backed securities pledged to counterparties at fair value	$4,302,139	$4,399,036
Agency mortgage-backed securities at fair value	222,544	189,505

	$4,524,683	$4,588,541
Other mortgage-backed securities pledged to counterparties at fair value	91,153	62,764
Other mortgage-backed securities at fair value	4,776	706
Residential real estate loans	2,497,881	2,622,321
Allowance for loan losses	(1,655)	(591)
Cash and cash equivalents	8,248	3,042
Restricted cash	1,250	1,250
Interest and dividends receivable	32,740	28,141
Derivative instruments at fair value	12,948	6,399
Prepaid expenses and other	12,225	6,497

	$7,184,249	$7,319,070

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accrued interest payable	$43,084	$23,244
Repurchase agreements (Anworth)	4,099,410	4,172,930
Repurchase agreements (Belvedere Trust)	429,919	544,506
Whole loan financing facilities	493	556,233
Mortgage-backed securities issued	2,069,634	1,494,851
Junior subordinated notes	37,380	—
Derivative instruments at fair value	—	2,278
Dividends payable on preferred stock	1,011	369
Dividends payable on common stock	908	12,555
Accrued expenses and other	19,167	4,837

	$6,701,006	$6,811,803

Minority interest	144	231
Stockholders’ equity:
Series A Cumulative Preferred Stock, par value $0.01 per share, liquidation preference $25.00 per share; authorized 20,000 shares; 1,876 and 1,101 shares issued and outstanding	19	11
Common Stock, par value $0.01 per share; authorized 100,000 shares; 45,397 and 46,497 shares issued and outstanding	454	465
Additional paid-in capital	572,398	560,745
Accumulated other comprehensive loss consisting of unrealized losses	(75,620)	(42,598)
Accumulated deficit	(12,125)	(10,991)
Unearned restricted stock	(2,027)	(596)

	483,099	507,036

	$7,184,249	$7,319,070

ANWORTH MORTGAGE ASSET CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

	For the Quarter Ended December 31, 2005	For the Quarter Ended December 31, 2004	For the Year Ended December 31, 2005	For the Year Ended December 31, 2004

Interest income net of amortization of premium and discount	$72,023	$52,679	$281,752	$163,378
Interest expense	(68,154)	(36,261)	(242,509)	(98,304)

Net interest income	3,869	16,418	39,243	65,074

Gain on sale of securities	129	(1)	129	259
Net gain on derivative instruments	—	70	—	340
Expenses:
Compensation and benefits	(812)	(730)	(3,450)	(2,262)
Incentive compensation	—	(853)	(708)	(2, 956)
Provision for loan losses	(228)	(356)	(1,086)	(591)
Other expenses	(1,197)	(933)	(4,242)	(3,766)
Belvedere Trust offering costs	(725)	—	(725)	—

Total expenses	$(2,962)	$(2,872)	$(10,211)	$(9,575)

Income from operations before income taxes and minority interest	1,036	13,615	29,161	56,098
Income taxes	—	79	—	—
Minority interest in net income of a subsidiary	—	(118)	(276)	(293)

Net Income	$1,036	$13,576	$28,885	$55,805

Dividend on Series A Cumulative Preferred Stock	$(1,011)	$(369)	$(3,901)	$(369)

Net income available to common stockholders	$25	$13,207	$24,984	$55,436

Basic earnings per share available to common stockholders	$0.00	$0.29	$0.53	$1.23

Weighted average number of shares outstanding	46,069	46,383	47,103	45,244

Diluted earnings per share available to common stockholders	$0.00	$0.28	$0.53	$1.22

Weighted average number of diluted shares outstanding	46,069	46,434	47,128	45,329

Dividends declared per preferred share	$0.539063	$0.27	$2.156252	$0.335417

Dividends declared per common share	$0.02	$0.27	$0.55	$1.25